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                                                                   EXHIBIT 10.22


                              FIFTH LEASE AMENDMENT

         This FIFTH AMENDMENT TO LEASE AGREEMENT (the "FIFTH AMENDMENT") is entered into this 16th day of January, 2006 by and between WB Partners LLC, a Connecticut limited liability company (the "LESSOR") and Open Solutions Inc., a Delaware corporation ("LESSEE").

                                   WITNESSETH

         Whereas, Lessee and Lessor's predecessor-in-interest entered into that certain Lease Agreement dated February 29, 1996, which agreement was amended by a First Amendment dated January 27, 1998, a Second Amendment dated May 25, 1999, a Third Amendment dated September 16, 1999 and a Fourth Amendment dated November 29, 2000 (collectively, the "LEASE") for certain premises located at 300 Winding Brook Drive, Glastonbury, Connecticut, all as more particularly described in the Lease, and

         Whereas, Lessor and Lessee desire further to amend the Lease as follows:

         Now, therefore, for and in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

         1. The term of the Lease and the Rent payable thereunder are amended as follows:

                  a. DATA CENTER: Lessee's right to occupy that portion of the second floor commonly known as the 'Data Center" consisting of approximately 3,240 square feet shall be extended to March 31, 2006 with a total monthly rent of $7,500 payable as provided in the Lease.

                  b. DEPOSIT: Lessee shall provide a deposit of $20,000.00 for the cost of returning the Data Center space to office space. If, on or before March 31, 2006, Lessor is able to lease the Data Center space to a tenant who will utilize the Data Center "as-is", then Lessor shall return the deposit to the Lessee. Otherwise, the Deposit shall be kept by the Lessor.

                  c. MOVING DELAY: In addition to the rent payable for the Data Center, Lessee shall pay rent of $1,311.67 PER DAY beginning on and including January 7, 2006 and continuing until the Leased Premises have been cleared of ALL of the Lessee's property (excluding, however, any property remaining either in the Data Center or as provided below) and delivered to Lessor broom clean in as good order and repair as when delivered to Lessee (ordinary wear and tear excepted).




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                  d.       FIRST FLOOR SERVER ROOM: Once the Lessee has vacated
                           the premises as provided above for the Moving Delay, and in addition to the rent payable for the Data Center, Lessee shall pay $1,250 per month for the First Floor Server Room consisting of approximately 416 square feet, payable as provided in the Lease. The term for the First Floor Server Room shall expire on March 31, 2006.

                  e. FIRST FLOOR CONFERENCE ROOM: Once the Lessee has vacated the premises as provided above for the Moving Delay, and in addition to the rent payable for the Data Center and First Floor Server Room, Lessee shall pay $1,750 per month for the First Floor Conference Room known as the Lewis and Clark Conference Room, payable as provided in the Lease. The term for the First Floor Conference Room shall expire on January 31, 2006.

                  f. ADDITIONAL PARKING: In addition to any other rent payments, Lessee shall pay Lessor $1,000.00 per month have the right to permit up to thirty (30) additional vehicles to park in the parking lot at 300 Winding Brook Drive, Glastonbury, Connecticut. The right to the parking shall expire on March 31, 2006.

         2. Lessee and Lessor represent that there are no brokers, agents, commissioned salesperson, or other persons representing Lessee or Lessor in the negotiation for the procurement of this Lease and of the Premises and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any brokers, agents, commissioned salesperson, or other persons. Lessee agrees to indemnify and hold Lessor harmless from all loss, cost and damage (including reasonable attorney's fees and court costs) suffered or incurred by Lessor as a result of a breach by Lessee of the representation made in the immediately preceding sentence or as a result of Lessee's failure to pay commissions, fees or compensation due to any brokers, agent, commissioned salesperson, or other persons who represents Lessee, whether or not disclosed.

         3. With the exception of the above, all other terms and conditions of the Lease remain in effect. The relationship of the parties is that of Lessee and Lessor.



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         4.       All capitalized terms used but not defined in this Fifth
                  Amendment shall have the same meaning as in the Lease.

In witness whereof, the parties have hereunto set their hands the day and year first written above.



                                           WB Partners, LLC

                                           /s/ William Wienke
                                           -----------------------------------
                                           William Wienke
                                           Its: Manager
                                           Date: 1/16/06


                                           Open Solutions Inc.

                                           /s/ Kenneth J. Saunders
                                           -----------------------------------
                                           Kenneth J. Saunders
                                           Its: EVP & CFO
                                           Date: January 16, 2006